Wachovia SBA Lending, Inc. Series 1998-1 Servicer’s Certificate	Record Date:06/30/2005 Determination Date:07/12/2005 Distribution Date:07/15/2005

		Original	Beginning				Total Class		Ending
	Certificate	Certificate	Certificate			Liquidated	Principal	Total	Certificate
Class	Rate	Balance	Balance	Interest	Principal	Losses	Distribution	Distribution	Balance
A	3.4300%	83,700,000.00	18,013,417.41	50,898.88	841,115.09	0.00	841,115.09	892,013.97	17,172,302.32
Factors per Thousand				0.60811087	10.04916476		10.04916476	10.65727563	205.16490227
B	3.8500%	6,300,000.00	1,355,848.55	4,300.21	63,309.74	0.00	63,309.74	67,609.95	1,292,538.81
Factors per Thousand				0.68257302	10.04916508		10.04916508	10.73173810	205.16489048

Pool		90,000,000.00	19,369,265.96	55,199.09	904,424.83	0.00	904,424.83	959,623.92	18,464,841.13
Totals				0.61332322	10.04916478		10.04916478	10.66248800	205.16490144
Certificate Information

		Interest	Adjusted
		Distribution	Interest
	Accrued	Amount	Distribution	Remittance	Shortfall
Class	Interest	Adjustment	Amount	Rate	Amounts
A	51,488.40	(589.52)	50,898.88	3.4300%	0.00
B	4,350.00	(49.79)	4,300.21	3.8500%	0.00

HSBC Bank USA
Issuer Services	Susie Moy
10 East 40th Street, 14th Floor	Phone: 212-525-1362
New York, NY 10016-0200	Fax: 212-525-1300

Wachovia SBA Lending, Inc. Series 1998-1 Servicer’s Certificate	Record Date: 06/30/2005 Determination Date: 07/12/2005 Distribution Date: 07/15/2005
Schedule of Remittance

Aggregate Amount Received	910,821.77
Amount Available in the Spread Account	1,844,716.12
Interest Earnings on Spread Account	3,573.65
Monthly Advances	0.00
(Servicing Fee) *	(24,407.48)
(Premium Protection Fee)	(24,624.99)
(Unreimbursed Monthly Advances)	0.00

Available Funds	2,710,079.07

Bond Interest Distributed	55,199.09
Bond Principal Distributed	904,424.83
Escrow Fee	968.46
Specified Spread Account Requirement	1,697,259.59
(Required for Spread Account)	0.00
Spread Excess Distributed to Spread Acct Depositor	52,227.10

2,710,079.07

Collateral Information

Aggregate Beginning Principal Balance of Loans		19,369,265.96
Aggregate Ending Principal Balance of Loans		18,464,841.13
Principal Prepayments (Number / Amount)	8	490,737.76
Curtailments		37,357.25
Excess and Monthly Payments		164,609.40
Recoveries on Previous Realized Losses		5,287.86
Interest Received		212,829.50
Amount of Monthly Advance		0.00
Compensating Interest		839.68
Liquidated Losses (Current / Cumulative)	0.00	2,007,917.62
Delinquent 24 mos or Uncollectible (Current / Cumulative)	211,720.42	6,108,595.14
Specified Spread Account Requirement		1,697,259.59
Transfer from Spread Account to Certificate Account		98,803.08
Amount on Deposit in Spread Account after all required transfers		1,749,486.69
Excess Spread / Extra Interest	65,551.96	62,487.00
Weighted Average SBA Loan Interest Rate		7.7494%
Weighted Average Maturity		145.876

Servicer Withdrawals from Principal and Interest Account
Accrued Unpaid Servicing Fees		$0.00
Unreimbursed Monthly / Servicing Advances		$0.00
Investment Earnings on Permitted Instruments		$0.00
Funds deposited in the account in error		$0.00
Servicing Compensation (paid prior month)		$19,545.66

*	In the calculation of Servicing Fee, the Company computes the amount based upon the product of the total interest collected and the ratio of the Servicing Fee rate as specified in the Agreement over the prior month weighted average customer rate.

HSBC Bank USA Issuer Services 10 East 40th Street, 14th Floor New York, NY 10016-0200	Susie Moy Phone: 212-525-1362 Fax: 212-525-1300

Wachovia SBA Lending, Inc. Series 1998-1 Servicer’s Certificate	Record Date: 06/30/2005 Determination Date: 07/12/2005 Distribution Date: 07/15/2005
Exhibit K

Outstanding Balance — Pool	18,464,841.13
# Accounts	273

Delinquent Information	# Loans	Pool Amount	Pool %
Delinquent 1-29 Days	146	10,554,008.47	57.157%
Delinquent 30-59 Days	0	0.00	0.000%
Delinquent 60-89 Days	0	0.00	0.000%
Delinquent 90-179	3	171,337.35	0.928%
Delinquent 180-719	1	269,943.06	1.462%
Delinquent 720 and Over	0	0.00	0.000%
Loans in Foreclosure	0	0.00	0.000%
REO Property	0	0.00	0.000%

Totals	150	10,995,288.88	59.547%

Outstanding Balance — Gross	65,042,357.86
# Accounts	273

Delinquent Information	# Loans	Gross Amount	Gross %
Delinquent 1-29 Days	146	35,897,863.92	55.192%
Delinquent 30-59 Days	0	0.00	0.000%
Delinquent 60-89 Days	0	0.00	0.000%
Delinquent 90-179	3	685,348.49	1.054%
Delinquent 180-719	1	805,535.86	1.238%
Delinquent 720 and Over	0	0.00	0.000%
Loans in Foreclosure	0	0.00	0.000%
REO Property	0	0.00	0.000%

Totals	150	37,388,748.27	57.484%

HSBC Bank USA Issuer Services 10 East 40th Street, 14th Floor New York, NY 10016-0200	Susie Moy Phone: 212-525-1362 Fax: 212-525-1300

Wachovia SBA Lending, Inc. Series 1998-1 Servicer’s Certificate	Record Date: 06/30/2005 Determination Date: 07/12/2005 Distribution Date: 07/15/2005
Series 1998-1
The following additional information, presented in dollars, pursuant to Section 6.09 subclauses (ii), (iii), (iv), (v), (x) and (xii), is provided for each Class per $1,000 original dollar amount as of the Cut-off date.

Sub-Clause	Class A	Class B	Pool
(ii)	215	215	215
(iii)	0	0	5
(iv)	0	0	0
(v)	0	0	2
(x) (a&b) (i)	1	1	1
(ii)	0	0	0
(iii)	0	0	0
total	1	1	1

(x) (c&d) (i)	10	10	10
(ii)	0	0	0
(iii)	0	0	0
(iv)	0	0	0
(v)	2	2	2
(vi)	0	0	0
(vii)	0	0	0
total	10	10	10

(xii)	205	205	205

HSBC Bank USA Issuer Services 10 East 40th Street, 14th Floor New York, NY 10016-0200	Susie Moy Phone: 212-525-1362 Fax: 212-525-1300

Wachovia SBA Lending, Inc. Series 1998-1 Servicer’s Certificate	Record Date: 06/30/2005 Determination Date: 07/12/2005 Distribution Date: 07/15/2005

I, Stephanie Hartson, Assistant Vice President, represent that Wachovia SBA Lending, Inc., complied with section 6.09 of the Pooling and Servicing Agreement dated February 28, 1998 pertaining to Series 1998-1 in preparing the accompanying Servicer’s Certificate.

Wachovia SBA Lending, Inc.

By: /s/ Stephanie Hartson

Name: Stephanie Hartson
Title: Assistant Vice President

HSBC Bank USA Issuer Services 10 East 40th Street, 14th Floor New York, NY 10016-0200	Susie Moy Phone: 212-525-1362 Fax: 212-525-1300